Exhibit 21.1

HALL OF FAME RESORT & ENTERTAINMENT COMPANY

LIST OF SUBSIDIARIES

(as of July 1, 2020)

Name of Subsidiary	Jurisdiction of Organization	Percent Ownership
HOF Village Newco, LLC	Delaware	100%
Gordon Pointe Acquisition Corp.	Delaware	100%
HOF Experience, LLC	Delaware	100%
HOF Village Center for Excellence, LLC	Delaware	100%
HOF Village Center for Performance, LLC	Delaware	100%
HOF Village Hotel I, LLC	Delaware	100%
HOF Village Hotel II, LLC	Delaware	100%
HOF Village Hotel WP, LLC	Delaware	100%
HOF Village Land, LLC	Delaware	100%
HOF Village Media Group, LLC	Delaware	100%
HOF Village Parking, LLC	Delaware	100%
HOF Village Parking Management I, LLC	Delaware	100%
HOF Village Residences I, LLC	Delaware	100%
HOF Village Retail I, LLC	Delaware	100%
HOF Village Sports Business, LLC	Delaware	100%
HOF Village Stadium, LLC	Delaware	100%
HOF Village Waterpark, LLC	Delaware	100%
HOF Village Youth Fields, LLC	Delaware	100%
JCIHOFV Financing, LLC	Delaware	100%
Youth Sports Management, LLC	Delaware	100%
Mountaineer GM, LLC	Delaware	60%